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                    Facsimile (212) 480-8421





                                  September 11, 1997






Alliance Global Environment Fund, Inc.
1345 Avenue of the Americas
New York, New York  10105

Dear Sirs:

         We have acted as counsel for Alliance Global Environment Fund, Inc., a Maryland corporation (the "Company"), in connection with the registration of an indefinite number of shares of its Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock, par value $.001 per share (each a "Class" and, collectively the "Shares"), under the Securities Act of 1933, as amended.

         As counsel for the Company we have participated in the preparation of the Registration Statement on Form N-1A relating to such shares (the "Registration Statement") and have examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. When the Articles of Amendment and Restatement that have been approved by the Board of Directors of the Company and submitted to the stockholders of the Company have been duly approved by the stockholders of the Company, accepted for record by the Maryland State Department of Assessments and Taxation and become effective, the Shares of the Company to be offered for sale pursuant to the Registration Statement will be, to the extent of the number of Shares of each Class authorized to be issued by the Company in its Charter, duly authorized and, when sold,





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Alliance Global Environment       2         September 11, 1997
  Fund, Inc.


issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable Shares of Common Stock of the Company under the laws of the State of Maryland (assuming that the sale price of each Share is not less than the par value thereof).

         As to matters of Maryland law contained in the foregoing opinion, we have relied on the opinion of Venable, Baetjer and Howard, LLP of Baltimore, Maryland, dated
September 11, 1997, a copy of which is included in the Registration Statement as Exhibit 10(b).

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Statement of Additional Information included therein.


                                  Very truly yours,



                                  /s/ Seward & Kissel
























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